                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 9, 2002

                        Travelers Property Casualty Corp.
             (Exact Name of Registrant as Specified in Its Charter)

                    Connecticut                       001-31266                    06-1008174
                  (State or Other                    (Commission                  (IRS Employer
                  Jurisdiction of                   File Number)               Identification No.)
                  Incorporation)


                  One Tower Square, Hartford, Connecticut 06183
               (Address of principal executive offices) (Zip Code)


                                 (860) 277-0111
              (Registrant's telephone number, including area code)

                        Travelers Property Casualty Corp.
                           Current Report on Form 8-K

ITEM 5.  OTHER EVENTS.

On May 9, 2002 Travelers Property Casualty announced that Frank J. Tasco, Leslie
B. Disharoon and Kenneth J. Bialkin have joined the company's Board of Directors. The new Directors have agreed to serve until Citigroup completes its previously announced tax-free distribution.

Mr. Tasco is the former Chairman of the Board and Chief Executive Officer of Marsh & McLennan Companies, Inc. and served as a Travelers Property Casualty Director from 1996 until 2000. He also served as a Director of Travelers Group (a Citigroup predecessor company) from 1992 to 1998 and was Chairman of the Board of Directors of Angram, Inc.

Mr. Disharoon is the former Chairman of the Board, President and Chief Executive Officer of Monumental Corporation. He became a Travelers Group Director in 1986 and served until 1998. He served as a Director of Travelers Property Casualty from 1996 to 2000 and has served on the boards of Aegon, USA, Inc., GRC International Inc., and Johns Hopkins Hospital Endowment.

Mr. Bialkin, a partner at Skadden, Arps, Slate, Meagher & Flom LLP, served as a Director of Travelers Property Casualty from 1996 to 2000. Other directorships have included Citigroup and The Municipal Assistance Corporation for the City of New York.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 10, 2002                     Travelers Property Casualty Corp.


                                        By: /s/ Daniel W. Jackson
                                        ----------------------------------------
                                        Name:    Daniel W. Jackson
                                        Title:   Assistant Secretary